                                                                    EXHIBIT 23.1
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Genomics, Inc. of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of Incyte Genomics, Inc. (formerly Incyte Pharmaceuticals, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Palo Alto, California
August 13, 2001